Exhibit 32.1

Certification Pursuant to 18 U.S.C. §1350, as Adopted

Pursuant to §906 of the Sarbanes-Oxley Act of 2002

Each of the undersigned hereby certifies pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002 in his capacity as an officer of Sangamo BioSciences, Inc. (the “Company”), that:

(1) the Quarterly Report of the Company on Form 10-Q for the quarterly period ended September 30, 2013, as filed with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Edward O. Lanphier II
Edward O. Lanphier II
President and Chief Executive Officer
(Principal Executive Officer)

Date: November 4, 2013

/s/ H. Ward Wolff
H. Ward Wolff
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

Date: November 4, 2013